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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                HAWK CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                     34-1608156
          (State of incorporation) (I.R.S. Employer Identification No.)

       200 PUBLIC SQUARE, SUITE 30-5000, CLEVELAND, OHIO          44114
       -------------------------------------------------      --------------
           (Address of Principal Executive Offices)             (Zip Code)

                     HAWK CORPORATION 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

   Norman C. Harbert                                    Copy to:
   Chairman of the Board and                            Marc C. Krantz, Esq.
   Chief Executive Officer                              Kohrman Jackson & Krantz P.L.L.
   Hawk Corporation                                     One Cleveland Center, 20th Floor
   200 Public Square, Suite 30-5000                     Cleveland, Ohio 44114
   Cleveland, Ohio  44114                               216/696-8700
   216/861-3553
   (Name, address, telephone number,
    including area code of agent for service)

                         Calculation of Registration Fee


==========================================================================================================================
Title of securities to        Amount to be          Proposed maximum        Proposed maximum            Amount of
     be registered             registered          offering price per      aggregate offering        registration fee
                                                        share(1)                price(1)
--------------------------------------------------------------------------------------------------------------------------
Class A                      314,700 shares              $17.00                $5,349,900
Common Stock,                  2,000 shares              $17.94                   $35,880
$.01 par value               383,300 shares              $13.00                $4,982,900               $3,058.76
==========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of (i) the actual exercise price of outstanding options under the Registrant's 1997 Stock Option Plan (the "Plan") for the purchase of 314,700 shares of Class A Common Stock at $17.00 per share and 2,000 shares of Class A Common Stock at $17.94 per share, and (ii) the average of the high and low market price of the Class A Common Stock on August 4, 1998 with respect to 383,300 shares of Class A Common Stock for which options have not yet been granted pursuant to the Plan.

--------------------------------------------------------------------------------------------------------------------------
==========================================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Hawk Corporation 1997 Stock Option Plan (the "Plan"), pursuant to Rule 428(b)(1) issued by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Hawk Corporation, a Delaware corporation (the "Company"), with the Commission are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b) The Company's Prospectus, dated May 12, 1998 (File No. 333-40535), which was filed with the Commission pursuant to Rule 424(b).

         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998.

         (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of the latest fiscal year covered by the Annual Report referred to in (a) above; and

         (e) The description of the Company's Class A Common Stock contained in its Registration Statement on Form 8-A dated January 16, 1998 (File No. 001-13797) filed with the Commission pursuant to Section 12(b) of the Exchange Act. (There is no further amendment or report filed for the purpose of updating such description.)

         All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

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ITEM 4.      DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters with respect to the Class A Common Stock, par value $0.01 per share, of the Company (the "Common Stock") available for issuance to those persons who exercise options in accordance with the Plan will be passed upon for the Company by Kohrman Jackson & Krantz P.L.L., Cleveland, Ohio ("KJK"). KJK is providing the opinion attached to this Registration Statement as Exhibit 5.1. Byron S. Krantz, Secretary and a director of the Company, is a partner in KJK. Mr. Krantz is the beneficial owner of (a) 270,972 shares of Common Stock of which 243,876 shares are held by the Krantz Family Limited Partnership, an Ohio limited partnership (the "KFLP"), and (b) 152 shares of the Series D Preferred Stock, par value $1,000 per share, of the Company, of which 119 shares are held by the KFLP. Mr. Krantz is the managing general partner of the KFLP. Mr. Krantz was granted an option to purchase 5,000 shares of Common Stock at an option price of $17.00 per share under the Plan. Marc C. Krantz, Assistant Secretary of the Company and a partner in KJK, is a limited partner in the KFLP.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Certain provisions of the Delaware General Corporation Law, the Company's Second Amended and Restated Certificate of Incorporation and contracts provide that in certain cases, officers and directors of the Company will be indemnified by the Company against certain costs, expenses and liabilities which such officer or director may incur in his capacity as such. The Company maintains an insurance policy that provides protection, within the maximum liability limits of the policy and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the directors and officers of the Company with respect to certain matters that are not covered by the Company's indemnification obligations. Accordingly, the liability of such persons may be affected as a result thereof.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.      EXHIBITS

4.1      Hawk Corporation 1997 Stock Option Plan(1)

4.2      Second Amended and Restated Certificate of Incorporation of the
         Company(2)

5.1      Opinion of Kohrman Jackson & Krantz P.L.L.

23.1     Consent of Ernst & Young LLP

23.2 Consent of Kohrman Jackson & Krantz P.L.L. (contained in its opinion filed as Exhibit 5.1)

24.1 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein

ITEM 9.  UNDERTAKINGS

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission

-----------------------

        (1) Incorporated by reference to the Company's Registration Statement on Form S-1 (Reg. No. 333-40535), as filed with the Commission on December 30, 1997.

        (2) Incorporated by reference to the Company's Registration Statement on Form S-1 (Reg. No. 333-40535), as filed with the Commission on April 21, 1998.

                  by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 7, 1998.

                                          HAWK CORPORATION

                                          By:  /s/ Norman C. Harbert
                                               ------------------------------------
                                               Norman C. Harbert, Chairman, CEO and
                                               President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald E. Weinberg and Byron S. Krantz his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                  NAME                                          TITLE                                DATE

/s/ Norman C. Harbert                      Chairman, Chief Executive                            August 7, 1998
-------------------------------            Officer and President
Norman C. Harbert

/s/ Ronald E. Weinberg                     Chairman--Executive Committee and                    August 7, 1998
-------------------------------            Treasurer
Ronald E. Weinberg                         (Principal Financial Officer)

/s/ Thomas A. Gilbride                     Vice President-Finance                               August 7, 1998
-------------------------------            (Principal Accounting Officer)
Thomas A. Gilbride

/s/ Byron S. Krantz                        Secretary and Director                               August 7, 1998
-------------------------------
Byron S. Krantz

/s/ William J. O'Neill, Jr.                Director                                             August 7, 1998
---------------------------------
William J. O'Neill, Jr.

/s/ Dan T. Moore, III                      Director                                             August 7, 1998
----------------------------------
Dan T. Moore, III

/s/ Paul R. Bishop                         Director                                             August 7, 1998
-----------------------------------
Paul R. Bishop

                                  EXHIBIT INDEX

4.1      Hawk Corporation 1997 Stock Option Plan(1)

4.2      Second Amended and Restated Certificate of Incorporation of the Company
         (2)

5.1      Opinion of Kohrman Jackson & Krantz P.L.L.

23.1     Consent of Ernst & Young LLP

23.2 Consent of Kohrman Jackson & Krantz P.L.L. (contained in its opinion filed as Exhibit 5.1)

24.1 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein















--------------------

        (1) Incorporated by reference to the Company's Registration Statement on Form S-1 (Reg. No. 333-40535), as filed with the Commission on December 30, 1997.

        (2) Incorporated by reference to the Company's Registration Statement on Form S-1 (Reg. No. 333-40535), as filed with the Commission on April 21, 1998.


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